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                                                                  Exhibit 99.425


SYSTEMATIC SOLUTIONS, INC.
534 E. Dayton-Yellow Springs Road, Fairborn, Ohio 45324
(937) 878-8603  Fax (937) 878-8605  BBS (937) 879-8659


May 21, 1997


Mr. Al Suding
Perot Systems
2702 Bostonian Drive
Los Alimitos, CA  90720

Dear Al:

Here is the latest version of CIGMOD along with FORMS.DOC and TRAINM.DOC. FORMS.DOC has all of the forms necessary to play the game. TRAINM.DOC explains the forms and reports.

INSTALLATION:

To install from diskette, change to the \CIGMOD\ directory and type A:INSTALL. To install from e-mail, copy the files to the \CIGMOD\ directory and type EINSTALL. Proceed with creating the model as described below. Be sure to note the section about setting up the printer in the Playing a game section.


PLAYING A GAME:

To run a game, type the name of the game you want to play (DA, DARW, DARWTX, CFD, or SP) at the DOS prompt. The current game options are the following:

       DA     - Direct Access Contracts with a Spot Market
       DARW   - Direct Access Contracts with a Spot Market and Retail Wheeling
       DARWTX - Same as DARW plus a Carbon Tax
       SP     - All power bought and sold through the Spot Market
       CFD    - All power bought and sold through the Spot Market with Contracts for Differences.

Additional information on the games option is attached (GAMES.DOC).

Type 2020 at the DOS prompt to start the CIGMOD model. Go to "Gaming mode" and press enter. This will bring you the the MAIN menu.
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Set up players through "Set-up". Move the cursor to "Set-up" and press enter.
The Set-up menu will appear. Move the cursor to "pLayers" and press enter. Select either Retail Company or Generation Company players to set-up. Change players status and name and then press the "End" key to exit the player set-up. Move the cursor to "eXit" and press enter to return to the Set-up menu.

Still inside the "Set-up" menu, set up the reports to print out by moving the cursor to "tAbles" and pressing enter. Select either "Retail Company" tables or "Generation Company" tables to setup. Return to the MAIN menu by moving the cursor to "eXit" and pressing enter

Still inside the "Set-up" menu, set up the printer by moving the cursor to "Output" and pressing enter. Select either "Printer", "Disk file", 123 File", "win95 Text", "win95 pRinter", or "Off"Company". The default is "Printer". This will print directly to the printer. To print directly to the printer in Windows95 select the "win95 pRinter" option.

From the MAIN menu, print the reports for the human players by moving the cursor to "Print" and pressing enter and then moving the cursor to "print Humans" and pressing enter. This will send the reports that you marked to print for all of the human players to the printer.

After the players look over their reports, action forms are filled out and inputted into the model. To input the forms, return to the MAIN menu and move the cursor to "Action" and press enter. Move the cursor down to the entry where the form number falls and press enter. Enter the data from the form. After all the forms have been entered move the cursor to "eXit" to return to the MAIN menu.

You are now ready to execute the next year. Before executing the model, you should save the current actions. To save the current data, move the cursor to "eXit" and press enter. This will return you to the DOS prompt. Type "SAVE" and press enter. The Load/Save menu will appear. Move the cursor to "Save" and press enter. You will be asked if you are sure you want to save this particular year of this particular game. If you hit "Yes" the game will be saved for that particular game and year. Move the cursor to "eXit" and press enter to return to the DOS prompt.

Type 2020 to return to CIGMOD. Move the cursor to "Gaming mode" and press enter. You can now execute the model by moving the cursor to "Execute" and pressing enter.

After the model is done executing, you should again print the reports, enter new actions for each player, save the model, and then execute the next year.

If you have any questions, please don't hesitate to call me at (937) 878-8603.


Thanks,



Tom Harger
Analyst